UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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SCYNEXIS, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCYNEXIS, INC.

101 Hudson Street, Suite 3610

Jersey City, New Jersey, 07302

(201) 884-5485

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of SCYNEXIS, Inc., a Delaware corporation. The meeting will be held on 2nd day June, 2016, at 9:30 a.m., local time, at The Westin Jersey City Newport, 479 Washington Street, Jersey City, New Jersey, for the following purposes:

1.	To elect the SCYNEXIS Board of Directors’ seven nominees as directors to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of SCYNEXIS for the fiscal year ending December 31, 2016.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 2, 2016, at 9:30 a.m. at The Westin Jersey City Newport, 479 Washington Street, Jersey City, New Jersey.

The proxy statement and annual report to stockholders are available at http://www.astproxyportal.com/ast/SCYNEXIS/

The Board of Directors recommends that you vote FOR Proposals 1 and 2 identified above.

We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our 2015 Annual Report. The Notice contains instructions on how to access those documents over the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2015 Annual Report and a form of proxy card or voting instruction card. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. We believe that this process will allow us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

The record date for the Annual Meeting was April 15, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Eric Francois
Eric Francois
Chief Financial Officer Jersey City, New Jersey April 21, 2016

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return a proxy card, or vote over the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SCYNEXIS, Inc.

101 Hudson Street, Suite 3610

Jersey City, New Jersey, 07302

(201) 884-5485

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

JUNE 2, 2016

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

The Board of Directors of SCYNEXIS, Inc. is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return a proxy card, or follow the instructions below or in the Notice described below to submit your proxy on the internet.

Why did I receive a Notice in the mail regarding the availability of proxy materials on the internet?

We are pleased to take advantage of rules of the Securities and Exchange Commission (the “SEC”) that allow companies to furnish their proxy materials over the internet. Accordingly, we are sending to most of our stockholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 21, 2016. To those that we do not send a Notice, we will send a full set of proxy materials, which include this proxy statement and an annual report to stockholders, on or about the same date. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form or electronically by email on an ongoing basis. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

Will I receive any other proxy materials by mail?

If we send you a Notice, we may (but are not required to) send you a proxy card, along with a second Notice, on or after May 1, 2016.

How do I attend the Annual Meeting?

The Annual Meeting will be held on 2nd day, June, 2016, at 9:30 a.m., local time, at The Westin Jersey City Newport located at 479 Washington Street, Jersey City, New Jersey. Directions to the Annual Meeting may be found at the end of this proxy statement. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 15, 2016, will be entitled to vote at the Annual Meeting. On this record date, there were 13,906,828 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 15, 2016, your shares were registered directly in your name with SCYNEXIS’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card, if you have received one, or vote by proxy on the internet as instructed below or in the Notice to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 15, 2016, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials are, or a Notice is, being sent to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of our Board of Directors’ seven nominees as directors to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified; and

•	Ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of SCYNEXIS, Inc. for its fiscal year ending December 31, 2016;

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy card to vote on those matters in accordance with their best judgment.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card, to vote using the internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. Alternatively, you can go to http://www.astproxyportal.com/ast/SCYNEXIS/ and enroll for online delivery of annual meeting and proxy voting materials.

Can I vote my shares by filling out and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by internet, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using a proxy card (which is enclosed if you received this proxy statement by mail or that you may request or that we may elect to deliver at a later time), or vote by proxy on the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the proxy card (which is enclosed if you received this proxy statement by mail or that you may request or that we may elect to deliver at a later time), and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the internet, registered holders may go to https://www.amstock.com/secure/voteproxy/login2.asp to complete an electronic proxy card. You will be asked to provide SCYNEXIS’ number and control number from the enclosed proxy card or Notice. Specific instructions to be followed by any registered stockholder interested in voting via the internet are set forth on the proxy card or Notice. Your vote must be received by 11:59 p.m. eastern standard time, on June 1, 2016, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials or Notice containing voting instructions from that organization rather than from SCYNEXIS. Simply complete and mail the voting instruction form or follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 15, 2016.

What happens if I do not vote?

Stockholder of Record; Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, over the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner; Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, “For” the election of all our seven nominees for director and “For” the ratification of the Audit Committee’s selection of Deloitte & Touche LLP as the independent registered public accounting firm of SCYNEXIS for its fiscal year ending December 31, 2016. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice or set of proxy materials?

If you receive more than one Notice or set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials or Notices to ensure that all of your shares are voted.

Can I change my vote or revoke my proxy after submitting my proxy?

Stockholder of Record; Shares Registered in Your Name

Yes. You can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may change your vote or revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may vote again over the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at SCYNEXIS, Inc., 101 Hudson Street, Suite 3610, Jersey City, New Jersey 07302.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet proxy is the one that is counted.

Beneficial Owner; Shares Registered in the Name of a Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 22, 2016, to our Corporate Secretary at SCYNEXIS, Inc., 101 Hudson Street, Suite 3610, Jersey City, New Jersey, 07302; provided, however, that if our 2017 annual meeting of stockholders is held before May 3, 2017, or after July 2, 2017, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2017 annual meeting of stockholders. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director pursuant to our Bylaws, you must provide specified information in writing to our Corporate Secretary at the address above by not later than March 4, 2017, nor earlier than the close of business on February 2, 2017, except that if our 2017 annual meeting of stockholders is held before May 3, 2017, or after July 2, 2017, notice to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count: with respect to the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and with respect to other proposals, votes “For,” “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most “For” votes	Withheld votes will have no effect	None

2	Ratification of the selection of Deloitte & Touche LLP as SCYNEXIS’s independent registered public accounting firm of SCYNEXIS’S for its fiscal year ending December 31, 2016	“For” votes from the holders of a majority of shares present and entitled to vote on the matter	Against	None

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 13,906,828 shares outstanding and entitled to vote. Thus the holders of 6,953,415 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of the shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We expect to announce the preliminary voting results at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and annual report to stockholders are available at: http://www.astproxyportal.com/ast/SCYNEXIS/

JOBS Act Explanatory Note

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) December 31, 2019; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSAL 1

ELECTION OF DIRECTORS

SCYNEXIS’ Board of Directors (the “Board”) is elected annually at each annual meeting. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy shall serve for the remainder of the year, and until the director’s successor is duly elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board currently has seven members, all of whose terms of office expire at the Annual Meeting. Our Nominating and Corporate Governance Committee recommended, and our Board approved, the nomination of seven nominees for election at the Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named.

David Hastings and C. Patrick Machado were appointed to our Board after our 2015 annual meeting in September, 2015. Mr. Hastings and Mr. Machado were recommended to become members of our Board by the Nominating and Corporate Governance Committee upon the recommendation from a third-party search firm.

Our seven nominees, their ages as of April 1, 2016, and their principal occupation and position currently held with SCYNEXIS, are as follows:

Name	Age	Position Held With SCYNEXIS
Steven C. Gilman, Ph.D.	63	Director
Ann F. Hanham, Ph.D.	63	Director
David Hastings	54	Director
Patrick J. Langlois, Ph.D.	70	Director
Guy Macdonald	57	Director
C. Patrick Machado	52	Director
Marco Taglietti, M.D.	56	Chief Executive Officer, President and Director

If elected at the Annual Meeting, each of these nominees would be elected and qualified to serve until the 2017 annual meeting of stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is SCYNEXIS’s policy to encourage directors and nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or by proxy and entitled to vote on the election of directors. Unless marked otherwise we will vote proxies returned to us for the nominees named above. The seven nominees receiving the highest number of affirmative votes will be elected. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by SCYNEXIS. Each person nominated for election has agreed to serve if elected. SCYNEXIS’s management has no reason to believe that any nominee will be unable to serve.

This Proposal 1 is to elect our seven nominees nominated as directors. The biographies of each of the nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes and skills of each director, including those that led to the Nominating and Corporate Governance Committee and the Board’s conclusion that the director should continue to serve as a director of SCYNEXIS.

Steven C. Gilman, Ph.D., joined our Board on February 25, 2015. He currently serves as the Chairman of the board of directors and Interim Chief Executive Officer of ContraFect Corporation (NASDAQ: CFRX). He

previously served as the Executive Vice President, Research & Development and Chief Scientific Officer at Cubist Pharmaceuticals until its acquisition by Merck &Co in January 2015. Prior to joining Cubist, Dr. Gilman served as chairman of the board of directors and CEO of ActivBiotics from March 2004 to October 2007. Prior to ActivBiotics, Dr. Gilman worked at Millennium Pharmaceuticals, Inc., from October 2000 to March 2004 where he held a number of senior leadership roles including Vice President and General Manager, Inflammation. Prior to Millennium, he was Group Director at Pfizer Global Research and Development. He has also held scientific, business and academic appointments at Wyeth, Cytogen Corporation, Temple Medical School and Connecticut College. Dr. Gilman currently serves on the board of directors of Vericel Corporation (NASDAQ: VCEL), on the board of directors of Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX), on the board of directors of the Massachusetts Biotechnology Association, the Northeastern University Drug Discovery Advisory Board and the Penn State University Biotechnology Advisory Board. Dr. Gilman received his Ph.D. and MS degrees in microbiology from Pennsylvania State University, his post-doctoral training at Scripps Clinical and Research Foundation and received a B.A. in microbiology from Miami University of Ohio. Because of Dr. Gilman’s extensive experience in the research and development of novel compounds, including anti-infectives that address highly drug resistant and invasive pathogens, we believe he is able to make valuable contributions to our Board.

Ann F. Hanham, Ph.D., has served as a member of our Board since December 2008. Prior to becoming a Founding Partner and Managing Director of BAR Capital Management in December 2013, she was a General Partner with Burrill & Company, a life sciences venture capital firm from 2000 to 2013. From 1998 to 2000, Dr. Hanham was a co-founder and Vice President of Clinical & Regulatory Affairs at InterMune, Inc. From 1995 to 1998, she served as the Senior Director for Oncology Product Development at Otsuka Pharmaceuticals and from 1991 to 1995 as the Medical Director for Celtrix Pharmaceuticals. From 1988 to 1991, Dr. Hanham worked for Becton Dickinson in both regulatory and clinical affairs for the monoclonal antibody program, and from 1984 to 1988 as a regulatory toxicologist with the Health Protection Branch of Health and Welfare Canada. She serves as a member of the board of directors of Endocyte, Inc. (NASDAQ: ECYT) and previously served as a member of the boards of directors of Acusphere Inc. (OTCMKTS: ACUS), Biomimetic Therapeutics Inc. (NASDAQ: BMTI ), Biotie Therapies Corp. (Nordic List: BTH1V), Immunicon Corp. (NASDAQ: IMMC ), Targacept Inc. (NASDAQ: TRGT), and TLC ( GreTai Sec M: 1452:TT). Dr. Hanham holds a Ph.D. from the University of British Columbia, an MSc from Simon Fraser University, and a BSc from the University of Toronto. She was also Board Certified in Toxicology in 1986. Because of Dr. Hanham’s extensive clinical and regulatory experience, as well as her extensive experience in working with development stage biotechnology companies, we believe she is able to make valuable contributions to our Board.

David Hastings joined our board on September 24, 2015. Since February 2015, Mr. Hastings has served as the Senior Vice President and Chief Financial Officer of Unilife Corporation (NASDAQ: UNIS). Prior to joining Unilife, Mr. Hastings served as Executive Vice President and Chief Financial Officer at Incyte Corporation from October 2003 to October 2014. From February 2000 to September 2003, Mr. Hastings served as Vice President, Chief Financial Officer and Treasurer of ArQule, Inc. Prior to his employment with ArQule and from June 1997 to February 2000, Mr. Hastings was Vice President and Corporate Controller at Genzyme, Inc., where he was responsible for the management of the finance department. Prior to his employment with Genzyme and from May 1994 to June 1997, Mr. Hastings was the Director of Finance at Sepracor, Inc., where he was primarily responsible for Sepracor’s internal and external reporting. Mr. Hastings received his B.A. in Economics at the University of Vermont. Because of Mr. Hastings extensive financial experience, including an executive position as chief financial officer of multiple NASDAQ-listed companies as well as his relationships with institutional investors and investment banks, we believe he is able to make valuable contributions to our Board.

Patrick J. Langlois, Ph.D., has served as a member of our Board since April 2006. Since March 2005, Dr. Langlois has served as the General Partner of PJL Conseils, a consulting firm specializing in strategy, corporate development and mergers and acquisitions. From 2002 to 2004, he served as Vice Chairman of the Management Board and Chief Financial Officer at Aventis S.A., and from 1999 to 2002 as its Executive Vice President and Chief Financial Officer. At Aventis, Dr. Langlois was responsible for finance and corporate development functions, as well as three global businesses: dermatology, protein therapeutics and animal health. From 1990 to 1999, Dr. Langlois was employed by Rhône-Poulenc Group, most recently as Chief Financial Officer and a Member of the Executive Committee. From 1990 to 1996, he was employed by Rhône-Poulenc Rorer, a NYSE-listed pharmaceutical company, most recently as Chief Financial Officer. Dr. Langlois received a License degree from the University of Rennes, a Ph.D. degree in Economics from the University of Rennes and was awarded a Diploma in Higher Banking Studies from the Centre d’Etudes Supérieures de Banque in France. Because of Dr. Langlois’ extensive experience in the healthcare sector, including an executive position as chief financial officer of a NYSE-listed company as well as his relationships with institutional investors and investment banks in the United States and Europe, we believe he is able to make valuable contributions to our Board.

Guy Macdonald has served as a member of our Board since November 2014. He has served as the President and Chief Executive Officer and a member of the board of directors of Tetraphase Pharmaceuticals, Inc. (NASDAQ: TTPH) since January 2008. From August 2003 until January 2008, Mr. Macdonald served as Executive Vice President of Operations of Idenix Pharmaceuticals, Inc., a biopharmaceutical company. From 1981 to 2003 he served in various positions at Merck & Co., Inc., most recently serving as the Vice President for Anti-Infective and Hospital Products. Mr. Macdonald received an Honors Degree in biochemistry from Dundee University in Dundee, Scotland. Because of Mr. Macdonald’s extensive experience in drug development and commercialization, particularly with anti-infectives, including antifungals, we believe he is able to make valuable contributions to our Board.

C. Patrick Machado joined our board on September 24, 2015. Mr. Machado served as Chief Business Officer of Medivation, Inc., a publically held biopharmaceutical company, from December 2009 to April 2014, and served as its Chief Financial Officer from December 2004 until March 2014. From 1998 until 2001, Mr. Machado was employed by ProDuct Health, Inc., a privately held medical device company, as Vice President, Chief Financial Officer and General Counsel from 1998 until 2000 and as Senior Vice President and Chief Financial Officer from 2000 until 2001. From 2001 until 2002, Mr. Machado served as a consultant to Cytyc Corporation to assist with transitional matters related to Cytyc Corporation’s acquisition of ProDuct Health, Inc. Mr. Machado currently serves on the board of directors of Medivation, Inc. (NASDAQ: MDVN), and of Chimerix, Inc. (NASDAQ: CMRX), a biopharmaceutical company, and serves as the chair of the board of directors of Armaron Bio Pty. Ltd., a privately held biotechnology company based in Melbourne, Australia. Mr. Machado received a J.D. from Harvard Law School and a B.A. and B.S. in German and Economics, respectively, from Santa Clara University. Because of Mr. Machado’s extensive knowledge of the pharmaceutical industry and our competitors, we believe he is able to make valuable contributions to our board of directors.

Marco Taglietti, M.D., has served as a member of our Board since November 2014 and as our Chief Executive Officer since April 1, 2015. From August 2007 to August 2014 he served as Executive Vice President, Research and Development, and Chief Medical Officer of Forest Laboratories, Inc. and President of Forest Research Institute, where he was responsible for all research and development activities until August 2014, after Forest Laboratories was acquired by Actavis plc. Prior to joining Forest Laboratories, Inc. in 2007, Dr. Taglietti held the position of Senior Vice President, Head of Global Research and Development, at Stiefel Laboratories, Inc. for three years. He joined Stiefel Laboratories, Inc. after 12 years at Schering-Plough Corporation where he held positions of increasing responsibilities as Vice President, Worldwide Clinical Research for Anti-Infectives, Oncology, CNS, Endocrinology and Dermatology. Dr. Taglietti began his career at Marion Merrell Dow Research Institute. Dr. Taglietti currently serves on the board of directors of NephroGenex, Inc. (NASDAQ: NRX) and of Delcath System, Inc. (NASDAQ: DCTH). He received his medical degree and board certifications from the University of Pavia in Italy. Because of Dr. Taglietti’s extensive experience in drug development and commercialization, including anti-infectives and antifungals, we believe he is able to make valuable contributions to our Board.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Independence of the Board

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. The Board consults with SCYNEXIS’s counsel to ensure that the Board’s determinations are consistent with all relevant securities laws and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and SCYNEXIS, its senior management and its independent registered public accounting firm, the Board affirmatively has determined that all of the directors, other than Dr. Taglietti, our current president and chief executive officer, are independent directors within the meaning of the applicable NASDAQ listing standards. In making this determination, the Board found that none of the directors or nominees for director other than Dr. Taglietti had a material or other disqualifying relationship with SCYNEXIS.

Information Regarding the Board and Its Committees

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information and meeting information for 2015 for each of the Audit, Compensation and Nominating and Corporate Governance Committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Laurent Arthaud (1)	X	X
Steven C. Gilman, Ph.D.	X		X
Ann F. Hanham, Ph.D.	X		X
David Hastings (2)	X
Pamela J. Kirby, Ph.D. (1)
Patrick L. Langlois, Ph.D.	X	X
Guy Macdonald		X
C. Patrick Machado (3)		X	X
Jean-Yves Nothias, Ph.D. (1)			X
Edward E. Penhoet, Ph.D. (4)		X	X
Marco Taglietti, M.D. (5)
Total meetings in year 2015	8	7	4

(1)	Pamela J. Kirby, Ph.D., Laurent Arthaud and Jean-Yves Nothias, Ph.D., resigned from our Board effective at the commencement of our 2015 annual meeting.
(2)	Mr. Hastings joined our Board in September 2015, and became a member of our Audit Committee at that time.
(3)	Mr. Machado joined our Board in September 2015, and became a member of our Compensation Committee and Nominating and Corporate Governance Committee at that time.
(4)	Dr. Penhoet resigned from our Board in September 2015.
(5)	Dr. Taglietti was added to the Nominating and Corporate Governance Committee in November 2014 and served on the committee until February 2015 at the time he entered into an agreement to become our Chief Executive Officer.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to SCYNEXIS. The charters for each of these committees are available on our website at www.scynexis.com.

Audit Committee

Our audit committee currently consists of Patrick J. Langlois, Ph.D., Ann F. Hanham, Ph.D., Steven C. Gilman, Ph.D., and David Hastings, each of whom satisfies the independence requirements under the NASDAQ Global Market listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, or the Exchange Act. Our Board has determined that Dr. Langlois is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with audit committee requirements. In arriving at this determination, our Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our audit committee oversees our corporate accounting and financial reporting process. The audit committee has the following responsibilities, among others things, as set forth in the audit committee charter:

•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services;

•	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under the section of our annual report on Form 10-K as filed March 7, 2016 titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	considering and approving or disapproving of all related party transactions;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement;

•	reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls;

•	conducting an annual assessment of the performance of the audit committee and its members, and the adequacy of its charter; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

Compensation Committee

Our compensation committee currently consists of Patrick J. Langlois, Ph.D., C. Patrick Machado, and Guy Macdonald, each of whom our Board has determined to be independent under the NASDAQ Global Market listing standards and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code.

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee has the following responsibilities, among other things, as set forth in the compensation committee’s charter:

•	determining the compensation and other terms of employment of our chief executive officer and our other executive officers and reviewing and approving corporate performance goals and objectives relevant to the compensation;

•	reviewing and recommending to the full Board the compensation of our non-employee directors;

•	evaluating, adopting and administering the equity incentive plans, compensation plans, and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” if required by SEC rules;

•	preparing the compensation committee report if required by the SEC to be included in our annual proxy statement; and

•	reviewing and evaluating, at least annually, the performance of the compensation committee and the adequacy of its charter.

Compensation Committee Processes and Procedures

We expect that the Compensation Committee will meet at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the CEO. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of SCYNEXIS. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of SCYNEXIS, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year the Compensation Committee engaged two independent compensation consultants, after taking into consideration the six factors prescribed by the SEC and NASDAQ. Both consultants are independent compensation consultants that serve as a compensation resource available to the Compensation Committee on an hourly basis. As part of its engagement, Compensia was requested by the Compensation Committee to develop a grant value method for equity compensation of employees for consideration by the Compensation Committee and to review the competitiveness of director compensation based on a comparative group of biotechnology and pharmaceutical companies with market capitalizations generally less than $250 million. Compensia was also requested by the Compensation Committee to review compensation of senior executives in comparison with other biotech companies. Vareo Advisors, LLC was requested by the Compensation Committee to advise the Compensation Committee on compensation benchmarking, to review equity guideline recommendations and to assist in developing an overall employee compensation structure for consideration by the Compensation Committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Ann F. Hanham, Ph.D., C. Patrick Machado, and Steven C. Gilman, Ph.D., each of whom our Board has determined to be independent under the NASDAQ Global Market listing standards.

Our nominating and corporate governance committee makes recommendations regarding corporate governance, the composition of our Board, identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board. The nominating and corporate governance committee has the following responsibilities, among other things, as set forth in the nominating and corporate governance committee’s charter:

•	reviewing periodically and evaluating director performance on our Board and its applicable committees, and recommending to our Board and management areas for improvement;

•	interviewing, evaluating, nominating and recommending individuals for membership on our Board;

•	reviewing and recommending to our Board any amendments to our corporate governance policies; and

•	reviewing and assessing, at least annually, the performance of the nominating and corporate governance committee and the adequacy of its charter.

In considering whether to recommend any candidates for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee considers the candidate’s ability to read and understand financial statements, age, personal integrity and ethics, relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the company, demonstrated experience in his or her field, ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of the company’s stockholders. In addition, when conducting its assessment, the Nominating and Corporate Governance Committee considers any criteria for director qualifications set by the Board, as well as diversity, skills, and such other factors as it deems appropriate given the current needs of the Board and the company to maintain a balance of knowledge, experience and capability. When considering diversity, the Board and Nominating and Corporate Governance Committee views “diversity” as diversity of experience and expertise. The Board and Nominating and Corporate Governance Committee believe that having a Board diverse in experience and expertise enables the Board, as a body, to have the broad range of requisite expertise and experience to guide the company and management and to fulfill its role of oversight and stewardship. However, neither the Board nor the Nominating and Corporate Governance Committee has developed a policy with respect to diversity in identifying nominees for director, other than to consider diversity when assessing nominees.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee should be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then recommends a nominee to the Board by majority vote.

In 2015, the Nominating and Corporate Governance Committee engaged a third party to assist in the process of identifying or evaluating Mr. Hastings and Mr. Machado as director candidates. The third party assisted the Committee in determining the characteristics of an ideal candidate, identified such candidates, coordinated meetings between the candidates and the Committee, and assisted in the Committee’s evaluation and selection of candidates. To date, the Nominating and Corporate Governance Committee has not received a timely recommended director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders who demonstrate, by written documentation, satisfactory to the Nominating and Corporate Governance Committee, that such stockholders hold outstanding shares of the company. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board in 2017 may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 101 Hudson Street, Suite 3610, Jersey City, New Jersey, 07302 no earlier than February 2, 2017, and no later than March 4, 2017. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Board Leadership Structure

The Board’s leadership structure is a separate Chairman of the Board and Chief Executive Officer. Mr. Guy Macdonald was appointed as our Chairman in June 2015. The Chairman has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. The Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of SCYNEXIS, and is appropriate for SCYNEXIS. In addition, the Board believes that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the company and its stockholders. As a result, the Board believes that having an independent Chairman can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the company’s risks. The Board regularly reviews information regarding the company’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management, and the company’s independent registered public accounting firm, as appropriate, the company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing the management of risks relating to the company’s executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Compensation Policies and Practices as They Relate to Risk Management

With the help of the Compensation Committee’s independent compensation consulting firm, Compensia, the Compensation Committee has reviewed the company’s compensation policies and practices as they relate to risk management for all employees, including executive officers. Following such review, the

Compensation Committee determined that risks arising from the company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the company.

Meetings of the Board

The Board met 11 times in 2015. All directors attended at least 75% of the aggregate number of the meetings of the Board and the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members in 2015.

As required under applicable NASDAQ listing standards, in fiscal year 2015, SCYNEXIS’s independent directors met in regularly scheduled executive sessions at which only independent directors were present.

Stockholder Communications with the Board

SCYNEXIS’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed as follows: Eric Francois, Chief Financial Officer, SCYNEXIS, Inc., 101 Hudson Street, Suite 3610, Jersey City, New Jersey, 07302, or via email to eric.francois@scynexis.com. The communications will be reviewed by the Chief Financial Officer. The Chief Financial Officer will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, the Chief Financial Officer shall discard the communication.

Code of Business Conduct and Ethics

SCYNEXIS has adopted the SCYNEXIS, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website, which is www.scynexis.com, and available in print to any stockholder who requests it. Requests for printed copies of the Code of Business Conduct and Ethics can be made by writing to Attn: Corporate Secretary, SCYNEXIS, Inc., 101 Hudson Street, Suite 3610, Jersey City, New Jersey, 07302. If SCYNEXIS makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, SCYNEXIS will promptly disclose the nature of the amendment or waiver on its website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as SCYNEXIS’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited SCYNEXIS’s financial statements since fiscal year 2000. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither SCYNEXIS’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as SCYNEXIS’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of SCYNEXIS and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to SCYNEXIS for the fiscal years ended December 31, 2015, and December 31, 2014, by Deloitte & Touche LLP, SCYNEXIS’ independent registered public accounting firm (in thousands).

	Fiscal 2015	Fiscal 2014
Audit Fees (1)	$960	$1,574
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	2	2

Total Fees	$962	$1,576

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements and the issuance of consent and comfort letters in connection with registration statement filings with the Securities and Exchange Commission, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.
(2)	Annual license fee for access to an accounting research software application.

All fees described above were approved by the Audit Committee.

Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by SCYNEXIS’s independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD*

During 2015, five independent, non-employee directors served on the Audit Committee: Patrick J. Langlois, Ph.D., Laurent Arthaud (until June 2015), Ann F. Hanham, Ph.D., Steven C. Gilman, Ph.D. (since February 2015), and Mr. Hastings (since September 2015).

Management is responsible for SCYNEXIS’ internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of SCYNEXIS’ consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) to obtain reasonable assurance that SCYNEXIS’ consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States. We are responsible for overseeing and monitoring Deloitte & Touche LLP’s auditing process on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2015, with management and Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in SCYNEXIS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

AUDIT COMMITTEE

Patrick J. Langlois, Ph.D.

Steven C. Gilman, Ph.D.

Ann F. Hanham, Ph.D.

David Hastings

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of SCYNEXIS under the 1933 or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth information regarding our executive officers as of April 1, 2016:

Name	Age	Position
Marco Taglietti, M.D.	56	Chief Executive Officer and Director
Eric Francois	41	Chief Financial Officer
David Angulo, M.D	51	Chief Medical Officer

(1)	In February 2015, our board of directors appointed Dr. Taglietti as our Chief Executive Officer, effective April 1, 2015.

Dr. Marco Taglietti’s biography is included above under the section titled “Proposal 1—Election of Directors.”

Eric Francois has served as our Chief Financial Officer since November 2015. He previously served as co-founder and Chief Operating Officer of Topi, Inc., a technology startup, from July 2013 to October 2015, where he was responsible for all marketing, commercial and financial activities and helped to grow the company from inception to over 250 clients worldwide. Previously, Mr. Francois served from September 2007 to July 2013 as a Director in the Equity Capital Markets Group at Lazard Ltd where he led capital raisings and advisory assignments for healthcare and biotechnology companies. He started his career in September 2000 at Cowen and Company in the Equity Capital Markets and Convertible Debt Groups. Mr. Francois holds a B.A. in Economics and Business Administration and a M.A. in Marketing from Pantheon-Sorbonne University.

David Angulo, M.D., has served as our Chief Medical Officer since June 2015. From October 2010 to May 2015 he served as Vice President, Research and Development of Brickell Biotech, Inc. where he was responsible for defining and executing the overall drug development strategy for all products. Prior to joining Brickell, Dr. Angulo held various senior positions at Stiefel Laboratories, Inc., a GSK company, including head of the clinical and medical departments from April 2006 to October 2010. From 1998 to 2006, Dr. Angulo was also responsible for several development programs in the anti-infective area at Schering-Plough Research Institute and was an infectious disease physician in a pediatric hospital. He received his medical degree from the Universidad de Guadalajara, Mexico, and has post-graduate degrees in pediatrics and infectious diseases.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of February 29, 2016, by the following:

•	each of our directors and named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 13,905,599 shares outstanding on February 29, 2016, adjusted as required by rules promulgated by the SEC.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Total
5% Stockholders:
Alta BioPharma Partners II, L.P. and affiliate (1)	1,286,311	9.25%
Broadfin Capital, LLC (2)	775,000	5.57%
Deerfield Management Company, L.P. (3)	696,281	5.01%
Federated Investors, Inc. (4)	1,233,360	8.87%
FMR LLC (5)	1,821,100	13.10%
Sanofi (6)	1,677,057	12.06%

Named Executive Officers and Directors:
Marco Taglietti, M.D. (7)	193,520	1.38%
Eric Francois	—	—
David Angulo, M.D.	3,050	*
Charles F. Osborne, Jr. (8)	85,652	*
Steven C. Gilman, Ph.D. (9)	10,771	*
Ann F. Hanham, Ph.D. (10)	10,743	*
David Hastings	—	—
Patrick J. Langlois, Ph.D. (11)	29,176	*
Guy Macdonald (12)	23,470	*
C. Patrick Machado	—	—
Yves J. Ribeill, Ph.D. (13)	289,046	2.04%
All executive officers and directors as a group (11 persons) (14)	559,776	3.91%

*	Less than 1% of the outstanding shares of common stock.
(1)	Based on a Schedule 13G filed with the SEC on May 14, 2014, reporting beneficial ownership as of May 7, 2014. Alta BioPharma Partners II, L.P. (“ABPII”) has sole voting and dispositive control over 1,240,575 shares, except that Alta BioPharma Management II, LLC (“ABMII”), the general partner of ABPII, and Farah Champsi (“Champsi”), the director of ABMII, may be deemed to share the right to direct the voting and dispositive control over such stock. Alta Embarcadero BioPharma Partners II, LLC (“AEBPII”) has sole voting and dispositive control over 45,736 shares of Common Stock, except that Champsi, the managing director of AEBPII, may be deemed to share the right to direct the voting and dispositive control over such stock. Champsi shares voting and dispositive control over the 1,240,575 shares of common stock beneficially owned by ABPII, and the 45,736 shares of Common Stock beneficially owned by AEBPII. The address for Alta Partners II, Inc. is One Embarcadero Center, 37th Floor, San Francisco, California 94111.
(2)	Based on a Schedule 13G filed with the SEC on May 27, 2015, reporting beneficial ownership as of May 20, 2015. Each of Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler

has shared voting and dispositive power with respect to the shares. The address for Broadfin Capital, LLC and Broadfin Healthcare Master Fund, Ltd. is 300 Park Avenue, 25th Floor, New York, New York 10022. The address for Broadfin Broadfin Healthcare Master Fund, Ltd. is 20 Genesis Close, Ansbacher House, Second Floor, P.O. Box 1344, Grand Cayman KY1-1108, Cayman Islands.
(3)	Based on a Schedule 13G/A filed with the SEC on February 16, 2016, reporting beneficial ownership as of December 31, 2015. Each of Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P., and James E. Flynn has shared voting and dispositive power with respect to these. The address for these entities 780 Third Avenue, 37th Floor, New York, NY 10017.
(4)	Based on a Schedule 13G filed with the SEC on February 11, 2016, reporting beneficial ownership as of December 31, 2015. All of the outstanding voting stock of Federated Investors, Inc. (“Federated” is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees have the collective voting control that they exercise over Federated, and each of Federated and the Trust have sole voting and investment power over the shares reflected in the table, and each of the Trustees have shared voting and investment power over the shares reflected in the table. The Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the shares reflected in the table . The address for Federated, the Trust and the Trustees is Federated Investors Tower, Pittsburgh, PA 15222-3779.
(5)	Based on a Schedule 13G/A filed with the SEC on February 12, 2016. FMR LLC and Abigail P. Johnson, a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC, have sole dispositive power over these shares. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares. The address for FMR LLC and Ms. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(6)	Based on a Schedule 13G filed with the SEC on February 13, 2015, reporting beneficial ownership as of December 31, 2014. The address for Sanofi is 54 Rue La Boetie, 75008 Paris, France.
(7)	Includes 93,520 shares of common stock issuable upon exercise of options exercisable within 60 days of February 29, 2016.
(8)	Includes 74,906 shares of common stock issuable upon exercise of options exercisable within 60 days of February 29, 2016. Mr. Osborne’s resigned from service to the company effective June 30, 2015.
(9)	Includes 10,771 shares of common stock issuable upon exercise of options exercisable within 60 days of February 29, 2016.
(10)	Includes 10,743 shares of common stock issuable upon exercise of options exercisable within 60 days of February 29, 2016.
(11)	Consists of 10,503 shares held by DFC Langlois and includes 18,673 shares of common stock issuable upon exercise of options exercisable within 60 days of February 29, 2016 held by Dr. Langlois. Dr. Langlois is a general partner of DFC Langlois and holds sole voting and dispositive authority over the shares held by DFC Langlois.
(12)	Includes 23,470 shares of common stock issuable upon exercise of options exercisable within 60 days of February 29, 2016.
(13)	Includes 267,881 shares of common stock issuable upon exercise of options exercisable within 60 days of February 29, 2016.
(14)	Consists of shares held by each executive officer and director as of February 29, 2016, including the shares described in footnotes 7 and 9 through 13 above.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to all of our equity compensation plans in effect as of December 31, 2015.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	1,094,727	9.03	602,698	(1)(2)
Equity Compensation Plans not approved by security holders	285,000	7.48	165,000	(3)

Total	1,379,727	8.71	767,698

(1)	Pursuant to terms of the SCYNEXIS, Inc. 2014 Equity Incentive Plan, the share reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2015, and ending on (and including) January 1, 2024, in an amount equal to 4.0% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence. On January 1, 2016, pursuant to the previously described terms, the share reserve was increased by 556,223 shares.
(2)	Pursuant to terms of the SCYNEXIS, Inc. 2014 Employee Stock Purchase Plan, the maximum number of common stock shares available under the plan will automatically increase on January 1 of each year for a period of up to ten years, commencing on the first January 1 following the IPO Date and ending on (and including) January 1, 2024, in an amount equal to the lesser of (i) 0.8% of the total number of shares of Capital Stock outstanding on December 31 of the preceding fiscal year, and (ii) 29,411 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any fiscal year to provide that there will be no January 1 increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence. On January 1, 2016, pursuant to the previously described terms, the maximum number of common stock shares available under the plan was increased by 29,411 shares.
(3)	Our board of directors adopted the 2015 Inducement Plan, or the 2015 Plan, on March 26, 2015. The 2015 Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other forms of equity compensation (collectively, stock awards), all of which may be granted to persons not previously employees or directors of SCYNEXIS, or following a bona fide period of non-employment, as an inducement material to the individuals’ entering into employment with the company within the meaning of NASDAQ Listing Rule 5635(c)(4). The 2015 Plan has a share reserve covering 450,000 shares of our common stock. If a stock award granted under the 2015 Plan expires or otherwise terminates without all of the shares covered by the stock award having been issued, or is settled in cash, or shares are withheld to satisfy tax withholding obligations, then the shares of our common stock not acquired or withheld pursuant to the stock award again will become available for subsequent issuance under the 2015 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on review of the forms furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2015, we believe that all Section 16(a) filing requirements applicable to the executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in 2015, with the exception of the Form 4 reporting acquisition of stock by David Angulo Gonzalez that was filed one day late.

EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table provides information regarding the compensation of each person who served as our principal executive officer during 2015, each person who served as principal financial officer during 2015, and our other highest paid executive officer during the year ended December 31, 2015. We refer to these executive officers as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option awards (1) ($)		All other Compensation ($)		Total ($)
Marco Taglietti, M.D.	2015	360,000	264,000	1,690,062	(2)	3,743	(3)	2,317,805
President and Chief Executive Officer (15)
Yves J. Ribeill, Ph.D.	2015	222,821	100,000	1,307,987	(4)	982,540	(6)	2,613,348
Director, Former CEO (16)	2014	337,556	195,600	798,432	(5)	9,654	(7)	1,341,242
Eric Francois	2015	58,333	20,300	405,592	(8)	3,453	(9)	487,678
Chief Financial Officer (17)
David Angulo, M.D.	2015	227,500	117,000	638,234	(10)	67,873	(11)	1,050,607
Chief Medical Officer (18)
Charles F. Osborne, Jr.	2015	148,818	55,000	286,914	(12)	360,675	(14)	851,407
Former Chief Financial Officer (19)	2014	272,127	59,999	237,771	(13)	9,172		579,069

(1)	The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, as computed in accordance with FASB ASC Topic 718. Additionally, for certain officers indicated in the following footnotes, the amounts in this column also reflect the aggregate incremental fair value of all option awards modified during the fiscal year, as computed in accordance with FASB ASC Topic 718. The valuation methodologies and assumptions used in determining such amounts are described in Note 10 to our financial statements included in our annual report on Form 10-K as filed on March 7, 2016. The table below lists the aggregate number of shares and additional information with respect to the outstanding option awards held by each of our officers as of December 31, 2015.
(2)	This amount represents the sum of (i) $1,681,229, the aggregate grant date fair value of an option award granted on April 1, 2015, when Dr. Taglietti began serving in his capacity as Chief Executive Officer, and (ii) $8,833, the aggregate incremental fair value of an option award granted on January 1, 2015, when Dr. Taglietti received non-employee director compensation in the form of an option grant. The grant date fair value per share of the April 1, 2015, option award was $5.09 and the grant date fair value per share of the January 1, 2015, option award was $5.32.

(3)	Includes life insurance premiums in the amount of $968 and 401(k) account contributions of $2,775.
(4)	This amount represents the sum of (i) $253,745, the aggregate grant date fair value of an option award granted on April 1, 2015, when Dr. Ribeill was serving as President, (ii) $1,011,667, the aggregate incremental fair value of all option awards modified during the fiscal year, and (iii) $42,575, the aggregate grant date fair value of an option award granted on July 22, 2015, when Dr. Ribeill received an option grant as compensation for serving as a non-employee director. The grant date fair value per share of the April 1, 2015, option award was $5.07, the weighted average incremental fair value per share of the modified option awards was $4.18, and the grant date fair value per share of the July 22, 2015, option award was $4.84.
(5)	This amount represents the sum of (i) $702,789, the aggregate grant date fair value of an option award granted during the fiscal year and (ii) $95,643, the aggregate incremental fair value of all option awards modified during the fiscal year. The grant date fair value per share of the option award granted during the fiscal year was $3.76 and the weighted average incremental fair value per share of option awards modified during the fiscal year was $3.10. Includes fair value of the acceleration of an option granted June 18, 2014, with an exercise price equal to $9.64 per share, of which 2.08% of the shares subject to the option vest monthly for 48 months as measured from the date of grant, provided executive continues to provide continuous services to us. This option grant was modified during 2015 to provide for accelerated vesting of all unvested stock options and an extension to the existing 90-day post-employment option exercise period to 48 months.
(6)	Includes certain compensation earned pursuant to a severance agreement between the company and Dr. Ribeill (described in further detail below), including cash severance payments totaling $900,000, paid over 12 months commencing with the first payroll period following the resignation date and a $25,052 payment representing a contribution Dr. Ribeill can use towards continuing COBRA premiums for medical, dental, and vision group health coverage after the resignation date. Also includes accrued but unused paid vacation time of $26,154, heath insurance premiums prior to his resignation in the amount of $4,221, life insurance premiums in the amount of $613, and a $9,000 contribution to his 401(k) plan account. Also includes $17,500 paid as non-employee director compensation following his resignation as President on July 23, 2015.
(7)	Includes tax preparation payments in the amount of $600, short term/long term disability premiums in the amount of $1,130 and life insurance premiums in the amount of $420. Also includes $7,504 contributed to his 401(k) plan account.
(8)	This amount represents the aggregate grant date fair value of an option award granted on November 2, 2015.
(9)	Includes health insurance premiums in the amount of $3,212, life insurance premiums in the amount of $22, and contributions to his 401(k) plan account of $219.
(10)	This amount represents the aggregate grant date fair value of an option award granted on June 4, 2015.
(11)	Includes relocation assistance in an amount $60,000, health insurance premiums in the amount of $4,546, life insurance premiums in the amount of $402, and contributions to his 401(k) plan account of $2,925.
(12)	This amount represents the sum of (i) $48,420, the aggregate grant date fair value of an option award granted during the fiscal year and (ii) $238,494, the aggregate incremental fair value of all option awards modified during the fiscal year. The grant date fair value per share of the option award granted during the fiscal year was $5.07 and the weighted average incremental fair value per share of option awards modified during the fiscal year was $3.44.
(13)	This amount represents the sum of (i) $215,738, the aggregate grant date fair value of an option award granted during the fiscal year and (ii) $22,033, the aggregate incremental fair value of all option awards modified during the fiscal year. The grant date fair value per share of the option award granted during the fiscal year was $3.76 and the weighted average incremental fair value per share of option awards modified during the fiscal year was $2.77. Includes fair value of the acceleration of an option granted June 18, 2014, with an exercise price equal to $9.64 per share, of which 2.08% of the shares subject to the option vest monthly for 48 months as measured from the date of grant, provided executive continues to provide continuous services to us. This option grant was modified during 2015 to provide for accelerated vesting of all unvested stock options and an extension to the existing 90-day post-employment option exercise period to 36 months.

(14)	Includes certain compensation earned pursuant to a severance agreement between the company and Mr. Osborne (described in further detail below), including (i) an incentive cash payment of $138,394 upon the effective date of his resignation; (ii) cash severance payments totaling $179,348, which was equal to seven months of Mr. Osborne’s then effective base salary, paid over seven months commencing with the first payroll period following the resignation date; and (iii) a $11,978 payment representing a contribution Mr. Osborne can use towards continuing COBRA premiums for medical, dental, and vision group health coverage after the resignation date. Also includes accrued but unused paid vacation time of $16,555, health insurance premiums prior to his resignation in the amount of $9,636, life insurance premiums in the amount of $299, and a $4,465 contribution to his 401(k) plan account.
(15)	Dr. Taglietti became our Chief Executive Officer effective, April 1, 2015.
(16)	Dr. Ribeill resigned as our Chief Executive Officer effective April 1, 2015.
(17)	Mr. Francois became our Chief Financial Officer effective November 2, 2015.
(18)	Dr. Angulo became our Chief Medical Officer effective June 1, 2015.
(19)	Mr. Osborne resigned as our Chief Financial Officer effective June 30, 2015.

Our executive officers may receive discretionary annual cash bonuses based on a percentage of their respective annual salaries upon achievement of performance goals as established by our board of directors or compensation committee and agreed to by our executive officers which are more completely described below under the heading “Employment Agreements.”

Outstanding Equity Awards as of December 31, 2015

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2015.

	Number of Securities Underlying Unexercised options			Option exercise Price	Option expiration Date
Name	Exercisable(1)	Unexercisable
Yves J. Ribeill, Ph.D.	25,928	—		$9.64	6/17/2024
	191,953	—		$9.64	7/31/2019
	50,000	—		$8.76	7/31/2019
	—	8,800	(2)	$8.64	7/21/2025
Marco Taglietti, M.D.	9,360	—		$10.81	11/30/2024
	1,660	—		$9.96	1/1/2025
	—	330,000	(3)	$8.76	3/31/2025
Charles F. Osborne, Jr.	5,642	—		$9.64	6/17/2024
	59,723	—		$9.64	6/30/2018
	9,541	—		$8.76	6/30/2018
Eric Francois	—	100,000	(3)	$6.53	11/1/2025
David Angulo, M.D.	—	125,000	(3)	$8.65	6/3/2025

(1)	The options listed are fully vested or are subject to an early exercise right and may be exercised in full prior to vesting of the shares underlying such options. Vesting of all options is subject to continued service on the applicable vesting date.
(2)	One-hundred percent (100%) of the shares subject to the option vest on the earlier of (i) the first anniversary of the date of grant, and (ii) the date of our next annual meeting. On March 16, 2016, Dr. Ribeill resigned as a member of our board of directors and, as a result, forfeited 8,800 unvested shares subject to options on that date.
(3)	25% of the shares subject to this option vest on the one year anniversary of the grant date, and 2.08% of the shares subject to the option vest on each of the next 36 months thereafter, provided the executive continues to provide continuous services to us.

Employment Agreements

We have entered into an employment agreement with each of our named executive officers. These agreements generally provide for “at will” employment and set forth the terms and conditions of employment of each named executive officer. Each of the executive officers entered into a confidentiality, invention and non-competition agreement with us, which is incorporated by reference in his employment agreement.

Employment agreement with Dr. Ribeill. We entered into an employment agreement with Dr. Ribeill in December 2001 setting forth the terms of Dr. Ribeill’s employment as our Chief Executive Officer. Pursuant to the agreement, Dr. Ribeill was initially paid a salary of $125,000 and was eligible to receive an annual performance bonus of up to 30% of his base salary and certain stock options. We entered into an amended and restated employment agreement with Dr. Ribeill in December 2012, which replaced and superseded his prior employment agreement. Pursuant to this agreement, Dr. Ribeill received an annual salary of $400,000 and was eligible to receive an annual performance bonus of up to 50% of his base salary. Dr. Ribeill resigned as our Chief Executive Officer effective April 1, 2015, and as our President effective July 21, 2015.

Employment agreement with Dr. Taglietti. We entered into an employment agreement with Dr. Taglietti in February 2015 setting forth the terms of Dr. Taglietti’s employment as our Chief Executive Officer. Pursuant to the agreement, Dr. Taglietti was entitled to receive an annual salary of $480,000, which has subsequently been increased to $494,400 and is eligible to receive an annual performance bonus of up to 50% of his base salary (or such higher amount as determined by the Compensation Committee) and certain stock options. Dr. Taglietti commenced services as our Chief Executive Officer effective April 1, 2015. Dr. Taglietti is entitled to certain severance payments and benefits under his employment agreement, subject to executing a release and settlement agreement in a form acceptable to us, as further described below.

Employment agreement with Mr. Francois. We entered into an employment agreement with Mr. Francois in November 2015 setting forth the terms of Mr. Francois’s employment as our Chief Financial Officer. Pursuant to the agreement, Mr. Francois will be entitled to receive an annual salary of $350,000 and is eligible to receive an annual performance bonus of up to 35% of his base salary and certain stock options. Mr. Francois commenced services as our Chief Financial Officer effective November 1, 2015. Mr. Francois is entitled to certain severance payments and benefits under his employment agreement, subject to executing a release and settlement agreement in a form acceptable to us, as further described below.

Employment agreement with Dr. Angulo. We entered into an employment agreement with Dr. Angulo in July 2015 setting forth the terms of Dr. Angulo’s employment as our Chief Medical Officer. Pursuant to the agreement, Dr. Angulo was entitled to receive an annual salary of $390,000, which has subsequently been increased to $401,700 and is eligible to receive an annual performance bonus of up to 35% of his base salary and certain stock options. Dr. Angulo commenced services as our Chief Medical Officer effective July 6, 2015. Dr. Angulo is entitled to certain severance payments and benefits under his employment agreement, subject to executing a release and settlement agreement in a form acceptable to us, as further described below.

Employment agreement with Mr. Osborne. We entered into an employment agreement with Mr. Osborne in November 2003 setting forth the terms of Mr. Osborne’s employment as our Chief Financial Officer. Pursuant to the agreement, Mr. Osborne was initially paid an annual salary of $220,000 and was eligible to receive an annual performance bonus of up to 30% of his base salary and certain stock options. We entered into an amended and restated employment agreement with Mr. Osborne in December 2012, which replaced and superseded his prior employment agreement, effective in December 2012. Pursuant to this agreement, Mr. Osborne received an annual salary for $287,818 and was eligible to receive an annual performance bonus of up to 30% of his base salary. Mr. Osborne resigned as our Chief Financial Officer effective June 30, 2015, and in connection with Mr. Osborne’s resignation, the company entered into a severance agreement as described below.

Change in Control Severance Benefits

Dr. Ribeill’s Severance Arrangement

In July 2015, in connection with Dr. Ribeill’s resignation from the company, we entered into a release and settlement agreement with Dr. Ribeill that provides for the following payments and benefits:

•	a cash payment of approximately $100,000 upon the effective date of his resignation;

•	cash severance payments totaling approximately $900,000, paid over 12 months commencing with the first payroll period following the effective date of his resignation;

•	a payment representing a contribution that Dr. Ribeill can use towards his COBRA premiums for medical, dental, and vision group health coverage,

•	the vesting and exercisability of all outstanding options held by Dr. Ribeill accelerating in full on the effective date of his resignation; and

•	the extension of his post-employment option exercise period from 90 days to 48 months.

Mr. Osbourne’s Severance Arrangement

In July 2015, in connection with Mr. Osborne’s resignation from the company, we entered into a release and settlement agreement with Mr. Osborne that provides for the following payments and benefits:

•	a cash payment of approximately $138,000 upon the effective date of his resignation;

•	cash severance payments totaling approximately $179,000, which is equal to seven months of Mr. Osborne’s effective base salary on the date of his separation, to be paid over seven months commencing with the first payroll period following the effective date of his resignation;

•	payment of the same percentage of the COBRA premiums for continued medical, dental, and vision group health coverage as we paid prior to Mr. Osborne’s resignation, until the earlier of (a) seven months after resignation of employment, (b) such time as Mr. Osborne becomes enrolled in the group health insurance plan of another employer or (c) Mr. Osborne becomes entitled to Medicare after the COBRA election;

•	the vesting and exercisability of all outstanding options to purchase our common stock held by Mr. Osborne (except for options granted under our 1999 Stock Option Plan) were accelerated in full on the effective date of his resignation; and

•	the extension of his post-employment option exercise period from 90 days to 36 months.

Dr. Taglietti, Mr. Francois and Dr. Angulo’s Employment Agreements

Dr. Taglietti, Mr. Francois and Dr. Angulo are entitled to certain severance payments and benefits under their respective employment agreements, subject to the applicable executive officer executing a release and settlement agreement in a form acceptable to us.

In the event of a termination without “just cause” by us or an executive officer’s resignation for “good reason” at any time other than during the twelve month period following a “change in control,” the executive officer is eligible to receive the following payments and benefits:

•	in the case of Mr. Francois and Dr. Angulo, a cash amount equal to six months of the applicable executive officer’s then current base salary, which will be paid over six months, commencing with the first payroll period following the effective date of his release, and in the case of Dr. Taglietti, a cash amount equal to twelve months of his then current base salary, which will be paid out in a lump sum on the 60th day following his termination date;

•	the vesting and exercisability of all outstanding options to purchase our common stock held by an eligible executive officer will be accelerated, and any repurchase rights held by us with respect to our common stock issued or issuable pursuant to any other stock award granted to such executive officer will lapse, with respect to the same number of shares as if the executive officer had continued employment for an additional six months in the case of Mr. Francois and Dr. Angulo, and twelve months in the case of Dr. Taglietti; and

•	if the executive officer elects COBRA coverage and timely pays his portion of the applicable premiums, payment of the same percentage of the COBRA premiums for continued medical, dental, and vision group health coverage as we paid prior to the executive officer’s termination, until the earlier of (a) six months in the case of Mr. Francois and Dr. Angulo, and twelve months in the case of Dr. Taglietti, (b) such time as the executive officer becomes enrolled in the group health insurance plan of another employer or (c) the executive officer becomes entitled to Medicare after the COBRA election.

In the event of a termination without “just cause” by us or an executive officer’s resignation for “good reason” at any time during the period that is within twelve months following a “change in control,” the executive officer is eligible to receive the following payments and benefits:

•	in the case of Mr. Francois and Dr. Angulo, a cash amount equal to 12 months of the applicable executive officer’s then current base salary, which will be paid over 12 months, commencing with the first payroll period following the effective date of his release and settlement agreement, and in the case of Dr. Taglietti, a cash amount equal to 24 months of his then current base salary, which will be paid out in a lump sum on the 60th day following his termination date;

•	the vesting and exercisability of all outstanding options to purchase our common stock held by the executive officer will be accelerated in full, and any repurchase rights held by us respect to our common stock issued or issuable pursuant to any other stock award granted to such executive officer will lapse; and

•	payment of the same percentage of the COBRA premiums for continued medical, dental, and vision group health coverage as we paid prior to the executive officers termination, until the earlier of (a) 12 months in the case of Mr. Francois and Dr. Angulo, and 24 months in the case of Dr. Taglietti, (b) such time as the executive officer becomes enrolled in the group health insurance plan of another employer or (c) the executive officer becomes entitled to Medicare after the COBRA election.

Each executive officer’s employment agreement contains a “better after-tax” provision, which provides that if any of the payments to the executive officer constitutes a parachute payment under Section 280G of the Internal Revenue Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Internal Revenue Code, in each case based upon the highest marginal rate for the applicable tax.

For purposes of the agreements described above:

•	“change in control” generally means the occurrence of any of the following: (a) our company being party to any merger, consolidation or other similar transaction that results in our stockholders immediately before the merger, consolidation or other similar transaction owning less than 50% of the equity, or possessing less than 50% of the voting control, of us or the successor entity in the merger, consolidation or similar transaction; (b) any liquidation, dissolution or other sale or disposition of all or substantially all of our assets; or (c) our stockholders sell or otherwise dispose of our capital stock in a single transaction or series of related transactions such that the stockholders immediately before such transaction or related transactions own less than 50% of the equity, and possess less than the voting power, of our capital stock; provided, however, that an initial public offering or subsequent public offering of our common stock does not constitute a “change in control.”

•	“just cause” generally means any of the following: (a) the executive officer’s willful and material breach of his employment agreement and the executive officer’s continued failure to cure such breach to the reasonable satisfaction of our board of directors within thirty days following written notice of such breach from our board of directors; (b) the executive officer’s conviction of, or entry of a plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude; (c) the executive officer’s willful commission of an act of fraud, breach of trust or dishonesty, including without limitation embezzlement or an act that results in material damage or harm to our business, financial condition or assets; (d) the executive officer’s intentional damage or destruction of our substantial property; or (e) the executive officer’s breach of the terms of his confidentiality agreement with us.

•	“good reason” generally means any of the following without the executive officer’s express written consent: (a) assignment to, or withdrawal from, the executive officer of any duties or responsibilities that results in a material diminution in the executive officer’s authority, duties or responsibilities as in effect immediately prior to such change; (b) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive officer is required to report, including (if applicable) a requirement that the executive officer report to a corporate officer or employee instead of reporting directly to our board of directors; (c) a material reduction by us of the executive officer’s annual base salary; (d) a relocation of the executive officer or our principal executive offices if the executive officer’s principal office is at such offices, to a location more than 60 miles from the location at which the executive officer is then performing his duties; or (e) a material breach by us of any provision of the executive officer’s employment agreement or any other enforceable written agreement between us and the executive officer.

In addition to the amounts presented above, each executive officer is eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans and policies. In the event that we determine that an executive officer has earned all or a portion of his annual performance bonus, we will pay the executive officer such earned amount within 30 days of the date of our determination.

DIRECTOR COMPENSATION

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash	Option Award(s) (1)		Total
Steven C. Gilman, Ph.D. (2)	$36,281	$95,638	(9)	$131,919
Laurent Arthaud (3)	27,125	22,000	(10)	49,125
Ann F. Hanham, Ph.D.	37,250	53,915	(11)	91,165
David Hastings (4)	21,250	44,556		65,806
Pamela Kirby, Ph.D. (5)	—	75,089	(12)	75,089
Patrick J. Langlois, Ph.D.	27,875	66,456	(13)	94,331
Guy Macdonald	—	92,166	(14)	92,166
C. Patrick Machado (6)	22,125	44,556		66,681
Edward E. Penhoet, Ph.D. (7)	37,688	69,089	(15)	106,777
Jean-Yves Nothias, Ph.D. (8)	—	50,252	(16)	50,252

(1)

The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, as computed in accordance with FASB ASC Topic 718. Additionally, for certain directors indicated in the following footnotes, the amounts in this column also reflect the aggregate incremental fair value of all option awards modified during the fiscal year, as computed in accordance with FASB ASC Topic 718. The valuation methodologies and assumptions used in determining such amounts are described in Note 10 to our financial statements included in our annual report on Form 10-K as filed on March 7,

2016. The table below lists the aggregate number of shares and additional information with respect to the outstanding option awards held by each of our non-employee directors as of December 31, 2015.
(2)	Dr. Gilman was appointed to our board of directors effective February 25, 2015.
(3)	Mr. Arthaud resigned from the board of directors effective June 4, 2015.
(4)	Mr. Hastings was appointed to our board of directors effective September 24, 2015.
(5)	Ms. Kirby resigned from the board of directors effective June 4, 2015.
(6)	Mr. Machado was appointed to our board of directors effective September 24, 2015.
(7)	Mr. Penhoet resigned from the board of directors effective September 24, 2015.
(8)	Mr. Nothias resigned from the board of directors effective June 4, 2015.
(9)	Includes the aggregate grant date fair value of $10,148 for options, exercisable for an aggregate of 2,212 shares of our common stock issued in lieu of cash payments made on January 2, 2015, April 1, 2015, July 1, 2015, and October 1, 2015, pursuant to our non-employee director compensation policy as more completely described below.
(10)	This amount represents the aggregate incremental fair value of all option awards modified during the fiscal year.
(11)	Includes the aggregate grant date fair value of $10,892 for options, exercisable for an aggregate of 2,047 shares of our common stock issued in lieu of a cash payment made on January 2, 2015, pursuant to our non-employee director compensation policy as more completely described below.
(12)	This amount represents the sum of (i) $18,491, the aggregate grant date fair value of option awards granted during the fiscal year, exercisable for an aggregate of 3,714 shares of our common stock, issued in lieu of cash payments made on January 2, 2015, and April 1, 2015, pursuant to our non-employee director compensation policy as more completely described below, and (ii) $56,598, the aggregate incremental fair value of all option awards modified during the fiscal year.
(13)	Includes the aggregate grant date fair value of $23,432 for options, exercisable for an aggregate of 5,148 shares of our common stock issued in lieu of cash payments made on January 2, 2015, April 1, 2015, July 1, 2015, and October 1, 2015, pursuant to our non-employee director compensation policy as more completely described below.
(14)	Includes the aggregate grant date fair value of $49,143 for options, exercisable for an aggregate of 10,974 shares of our common stock issued in lieu of cash payments made on January 2, 2015, April 1, 2015, July 1, 2015, and October 1, 2015, pursuant to our non-employee director compensation policy as more completely described below.
(15)	This amount represents the sum of (i) $43,023, the aggregate grant date fair value of an option award granted during the fiscal year and (ii) $26,066, the aggregate incremental fair value of an option award modified during the fiscal year.
(16)	This amount represents the sum of (i) $14,685, the aggregate grant date fair value of option awards granted during the fiscal year, exercisable for an aggregate of 2,964 shares of our common stock, issued in lieu of cash payments made on January 2, 2015, and April 1, 2015, pursuant to our non-employee director compensation policy as more completely described below, and (ii) $35,567, the aggregate incremental fair value of all option awards modified during the fiscal year.

Information regarding Dr. Taglietti, our Chief Executive Officer, is set forth under “Executive Compensation” above, which includes information regarding his compensation as a director before he became our Chief Executive Officer. Information regarding Dr. Ribeill, our former Chief Executive Officer, is set forth under “Executive Compensation” above, which includes information regarding his compensation as a director after he resigned as an officer and employee.

The following table sets forth information regarding the number of shares of our common stock subject to outstanding options held by our non-employee directors as of December 31, 2015.

Name	Number of shares subject to outstanding options as of December 31, 2015
Steven C. Gilman, Ph.D.	18,842
Ann F. Hanham, Ph.D.	19,543
David Hastings	11,700
Patrick J. Langlois, Ph.D.	27,473
Guy Macdonald	27,604
C. Patrick Machado	11,700
Yves J. Ribeill	276,681

Our non-employee directors are compensated in accordance with the following policy:

Each non-employee director receives an annual base cash retainer of $35,000 for such service, to be paid quarterly. In addition, the chairman of the Board receives an additional annual base cash retainer of $28,000, to be paid quarterly.

In addition, each member of a committee receives compensation for service on a committee as follows:

a.	The chairperson of the audit committee receives an annual cash retainer of $15,000 for this service, paid quarterly, and each of the other members of the audit committee receives an annual cash retainer of $7,500, paid quarterly.

b.	The chairperson of the compensation committee receives an annual cash retainer of $11,000 for this service, paid quarterly, and each of the other members of the compensation committee receive an annual cash retainer of $5,500, paid quarterly.

c.	The chairperson of the nominating and corporate governance committee receive an annual cash retainer of $7,500 for this service, paid quarterly, and each of the other members of the nominating and corporate governance committee receive an annual cash retainer of $3,750, paid quarterly.

Each year on the date of the SCYNEXIS annual meeting of stockholders, each non-employee director will automatically be granted an option to purchase 8,800 shares of common stock. If a new board member joins the Board, the director will be granted an initial option to purchase 11,700 shares of common stock. Annual option grants to board members and initial option grants to new board members will have an exercise price per share equal to the fair market value of a share of common stock on the date of grant and will vest in full on the earlier of the next annual meeting of stockholders to occur in the year following the date of grant and the one year anniversary of the date of grant; provided, that the non-employee director is providing continuous services on the applicable vesting date.

In addition, each non-employee director may elect to receive nonstatutory stock options in lieu of all or a portion of the cash compensation to which the non-employee director would otherwise be entitled to, as described above. Each non-employee director shall make their election prior to the period in which the compensation is to be earned. For each non-employee director electing to receive a nonstatutory stock option in lieu of such cash compensation, the date on which the nonstatutory stock options will be granted will be the date on which the cash compensation would otherwise have been earned, which is generally the first business day of each fiscal quarterly period, and the number of shares underlying such stock option will be determined by (i) dividing the cash compensation that the non-employee director elects to forgo in exchange for such nonstatutory stock options by 0.65, and (ii) dividing the result by the fair market value of a share of common stock on the date of grant. Each nonstatutory stock option granted in lieu of cash compensation pursuant to a non-employee director’s election will be 100% vested on the date of grant. After a non-employee director has elected to receive nonstatutory stock options in lieu of cash compensation, the option grants made to that non-employee director are awarded automatically pursuant to the previously described policy and no further action is required by the company’s Board.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

In February 2014, our board of directors adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. While we did not have a formal review and approval policy for related party transactions until February 2014, all of the transactions described below were entered into after presentation, consideration and approval by, or were ratified by, our board of directors or a committee of our board of directors.

Certain Relationships and Related Transactions

Other than compensation arrangements for our directors and named executive officers as described elsewhere in this proxy statement, since January 1, 2014, the following are the transactions to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, holders of more than 5% of our capital stock, or any affiliate of our directors, executive officers and holders of more than 5% of our capital stock, had or will have a direct or indirect material interest.

Initial Public Offering

In May 2014, in connection with the consummation of our initial public offering, which we refer to as our IPO, we sold 217,163 shares of our common stock to five of our existing investors pursuant to the exercise of warrants previously issued in prior financings, for aggregate proceeds to us of $43,433.

Purchasers (1)	Warrant Shares	Aggregate Purchase Price
Alta BioPharma Partners II, LP(2)	91,558	$18,312
Alta Embarcadero BioPharma Partners II, LLC(2)	3,382	676
F.C.P.R. Genavent	14,005	2,801
FCPR Biotechnology Fund(3)	36,503	7,301
Ventech Capital II(4)	71,715	14,343

(1)	See “Security Ownership Of Certain Beneficial Owners And Management” for more information about these directors, executive officers, holders of more than 5% of our capital stock, and their affiliates.

(2)	Entities affiliated with Alta BioPharma Partners II, LP (“ABP II”) and Alta Embarcadero BioPharma Partners II, LLC (“AEBP II”) are holders of more than 5% of our capital stock. Dr. Penhoet, a former member of our board of directors, is a director of Alta BioPharma Management II, LLC, the general partner of ABP II and manager of AEBP II.
(3)	FCPR Biotechnology Fund was a holder of more than 5% of our capital stock.
(4)	Ventech Capital II was a holder of more than 5% of our capital stock.

Series D-2 Preferred Stock Financing

In January 2014, in connection with a financing which commenced in December 2013, we sold 379,284 shares of our Series D-2 Preferred Stock (on a pre-reverse split basis), and warrants exercisable for 18,591 shares of our common stock to two members of our board of directors and our chief executive officer, as follows:

Purchasers (1)	Shares Purchased	Warrant Shares	Aggregate Purchase Price
Pamela Kirby, Ph.D.(2)	260,000	12,745	$364,000
DFC Langlois(3)	107,142	5,251	$149,999
Yves J. Ribeill, Ph.D.	12,142	595	$16,999

(1)	See “Security Ownership Of Certain Beneficial Owners And Management” for more information about these directors and executive officers.
(2)	Pamela Kirby, Ph.D. was a member of our board of directors and resigned in June 2015.
(3)	Patrick J. Langlois, Ph.D. is a member of our board of directors and is the general partner of DFC Langlois.

Loan Guarantee and Related Matters with Sanofi and Merial

Sanofi is the parent corporation of Merial, and a holder of more than 5% of our capital stock. In connection with our 2010 Credit Agreement with HSBC Bank USA, National Association, in April 2010, which we refer to as our 2010 Credit Agreement, we entered into a Stand Alone First Demand Guarantee, which we refer to as the Sanofi Guarantee, and a Reimbursement and General Security Agreement, which we refer to as the Sanofi Reimbursement Agreement, with Sanofi, both of which were amended in March 2013, which we refer to as our 2013 Credit Facility.

On March 17, 2014, we entered into an amendment to the Sanofi Reimbursement Agreement pursuant to which we agreed to the following: (1) to use $7.5 million of the proceeds raised in connection with our IPO to repay a portion of our outstanding loan with HSBC Bank USA, National Association, no later than June 30, 2014, (2) to amend our loan agreement with HSBC Bank USA, National Association to reduce the aggregate amount we may borrow under our credit facility to $7.5 million, no later than June 30, 2014, and (3) to repay all amounts owned to HSBC Bank USA, National Association under our 2013 Credit Facility no later than December 31, 2014.

On April 29, 2014, we entered into another addendum to the Sanofi Reimbursement Agreement. Under this addendum and conditioned upon the closing of our IPO and Sanofi’s investment of $15.0 million in the IPO, the parties agreed to terminate our obligations made under the addendum dated March 17, 2014 and we agreed that to the extent Sanofi invests up to $15.0 million in our IPO the amount to be invested by Sanofi will be used to pay down the outstanding balance under our 2013 Credit Facility. Upon the consummation of our IPO in May 2014, we repaid the full amount owed under the 2013 Credit Facility with HSBC Bank USA, National Association in May, 2014.

Research Services Agreement with Merial

We entered into a Research Services Agreement with Merial effective in January 2012, under which we performed research services for Merial, including the synthesis, purification, and characterization of individual or libraries of compounds, phenotypic screening of compounds, and further testing and optimizing of compounds for the use of commercializing animal health products. In 2014, we received $7.3 million from Merial under this agreement. This agreement expired on December 31, 2014. On December 31, 2014, we entered into a multi-year Research Services Agreement with Merial, effective December 24, 2014, under which we agreed to continue to provide Merial with contract research and screening services in the field of animal health on a fee-for-service basis. The Merial agreement was directly related to our former contract research and services business, which we referred to as our “Services Business,” and which we divested to Accuratus in July 2015. In connection with the sale of the Services Business we transferred the Merial agreement, including all future obligations and benefits.

In the year ended December 31, 2015, we received $2.1 million from Merial under the research services agreement. See our annual report on Form 10-K as filed March 7, 2016, under the section “Business-Collaborations and Licensing Agreements Associated with Our Former Services Business” for more information.

Engagement Letters with Burrill Securities

In March 2013, we entered into an engagement letter with Burrill Securities, an affiliate of Burrill Biotechnology Capital Fund, L.P., a prior holder of more than 5% of our capital stock, and an entity with which one of our directors, Dr. Hanham, was affiliated at the time. Pursuant to the letter, we engaged Burrill Securities to assist us with the identification of certain strategic alternatives. Under the letter, we would have owed Burrill Securities a success fee of $1.0 million upon the closing of specified strategic transactions during the term of the letter or within twelve months after the end of the term of the letter. The term of the letter expired on September 6, 2013.

In May 2013, we entered into an engagement letter with Burrill Securities. Pursuant to the letter, we engaged Burrill Securities to assist us with the identification of certain strategic alternatives. Under the letter, we would have owed Burrill Securities a success fee of 5% of the transaction value of any strategic transaction or financing transaction resulting from the engagement and closed during the term of the letter or within twelve months after the end of the term of the letter. The term of the letter expired on November 17, 2013. In December 2013, we entered into an amendment to the engagement letter that provided that notwithstanding anything to the contrary in the engagement letter, in the event we consummated a public offering of our common stock prior to November 17, 2014, we would pay Burrill Securities a success fee of $500,000 as payment in full for all our obligations under the engagement letter. In May 2014, we paid the $500,000 success fee to Burrill Securities pursuant to the engagement letter, as amended.

Participation in Initial Public Offering

The following holders, who held more than 5% of our capital stock at the time of our IPO, purchased shares of our common stock in our IPO at the public offering price in varying amounts: Alta BioPharma Partners II, LP and its affiliate, which are affiliated with one of our former directors, Edward E. Penhoet, Ph.D.; S.R. One, Limited; FCPR Biotechnology Fund, which was affiliated with Jean-Yves Nothias, Ph.D., a former director of SCYNEXIS; Ventech Capital and its affiliates, which were affiliated with Mounia Chaoui, Ph.D., a former director of SCYNEXIS at the time of the IPO; and F.C.P.R. Genavent. The aggregate amount that these entities purchased in the IPO was approximately $13.4 million of shares of our common stock, and the aggregate size of the IPO was $62.0 million. In addition, Sanofi, the parent company of Merial, a holder of more than 5% of our capital stock, purchased $15.0 million of shares of our common stock in connection with our IPO.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials and Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders, allows us to save money by reducing the number of documents we must print and mail and helps protect the environment as well.

Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).

If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Notice of Internet Availability of Proxy Materials or set of Annual Meeting materials, as applicable, for all registered stockholders residing at the same address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding,” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a Notice of Internet Availability of Proxy Materials or set of Annual Meeting materials, as applicable, please notify your broker or direct your written request to our Corporate Secretary at SCYNEXIS, Inc., 101 Hudson Street, Suite 3610, Jersey City, New Jersey, 07302, or contact James Clarke, Interim General Counsel, at (201) 884-5485. A separate copy of a Notice of Internet Availability of Proxy Materials or set of Annual Meeting materials will then promptly be delivered to you. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or set of Annual Meeting materials, as applicable, at their address and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Eric Francois
Eric Francois
Chief Financial Officer

April 21, 2016

A copy of SCYNEXIS’S Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2015, is available on our website, www.scynexis.com. A printed copy is also available without charge upon written request to: Corporate Secretary at SCYNEXIS, Inc., 101 Hudson Street, Suite 3610, Jersey City, New Jersey, 07302.

DIRECTIONS to The Westin Jersey City Newport (site of the Annual Meeting) (also available at www.westinjerseycitynewport.com/hotel-directions)

Newark International Airport (EWR), is the closest airport, just 30 minutes away by taxi or rental car with convenient public transit options available. Next to the Holland Tunnel, the hotel is a quick drive from New York City.

Northern New Jersey’s PATH train is steps away from the hotel and delivers you to Manhattan in under 10 minutes. Additionally, a ferry runs between Newport and Manhattan at peak times, and New Jersey Transit buses serve central Jersey City.

From East

•	Take Interstate 87 West to the Palisades Parkway South to the New Jersey Turnpike.

•	Take Exit 14C—Holland Tunnel.

•	Turn right on Luis Marin Boulevard.

•	Turn left on 6th Street.

•	The hotel will be on the left.

From West

•	Take Interstate 280 East via ramp to the left towards the New Jersey Turnpike/Newark.

•	Take Exit 17-A to New Jersey state highway 7 East.

•	Follow through to US highway 1 & 9 North.

•	Turn slight right towards Holland Tunnel.

•	Turn right on Luis Marin Boulevard.

•	Turn left on 6th Street.

•	The hotel will be on the left.

From Newark Airport

•	Head north toward Express Road.

•	Take the US-1 North/US-9 North/US-22/NJ-21 ramp.

•	Continue toward US-9 Truck North, following signs for approximately three miles.

•	Take the exit on the left onto US-1 N/US-9 North and continue onto NJ-139 East.

•	Turn right onto Jersey Avenue.

•	Bear left slightly onto 11th Street.

•	Continue onto Newport Parkway.

•	Turn right onto Washington Boulevard.

•	The hotel will be on your right.

From North

•	Take the New Jersey Turnpike South.

•	Take Exit 14C—Holland Tunnel.

•	Turn right on Luis Marin Boulevard.

•	Turn left on 6th Street.

•	The hotel will be on the left.

ANNUAL MEETING OF STOCKHOLDERS OF

SCYNEXIS, INC.

June 2, 2016

PROXY VOTING INSTRUCTIONS

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM?EST?the day before the meeting. MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible.

the Annual Meeting. Directions to the Annual Meeting can be found at www.scynexis.com/contact/ or by contacting Investor Relations at investorrelations@scynexis.com.

GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual Meeting of Stockholders, annual report, proxy statement and form of proxy card are available for review on the Internet at http://www.astproxyportal.com/ast/18891/

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20730000000000000000 5 060216

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ITEMS 1 and 2: x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

NOMINEES:

FOR ALL NOMINEES O O Ann Steven F. Hanham, C. Gilman, Ph. Ph. D.D.

WITHHOLD AUTHORITY O David Hastings

FOR ALL NOMINEES O Patrick J. Langlois, Ph.D. O Guy Macdonald

FOR (See ALL instructions EXCEPT below) O C. Patrick Machado

O Marco Taglietti, M.D.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038

To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method.

2. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of SCYNEXIS for the fiscal year ending December 31, 2016.

This proxy is solicited by the Board of Directors of SCYNEXIS, Inc. and when properly executed will be voted as specified herein and, unless otherwise directed, will be voted FOR ALL NOMINEES for Proposal 1 and FOR Proposal 2. The Board of Directors recommends voting FOR each item.

Receipt of Notice of Annual Meeting of Stockholders and accompanying Proxy Statement is hereby acknowledged.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SCYNEXIS, INC.

Proxy solicited by the Board of Directors for the Annual Meeting of Stockholders to be held June 2, 2016

The undersigned hereby appoints Marco Taglietti and Eric Francois, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to represent and vote, as designated below, all shares of the common stock of SCYNEXIS, Inc. held by the undersigned at the close of business as of April 15, 2016, at the Annual Meeting of Stockholders to be held on June 2, 2016, and at any adjournment thereof, and to vote all shares of stock which the undersigned may be entitled to vote.

(Continued and to be signed on the reverse side)

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